SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to section 13 or 15(d) of the
                        Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): June 13, 2001

                       W.R. CARPENTER NORTH AMERICA, INC.
             (Exact name of registrant as specified in its charter)

                     STATE OF DELAWARE 333-31187 54-1049647
                   (State or other (Commission (IRS Employer
                jurisdiction of File Number) Identification No.)
                                  incorporation)

                        1540 East Shaw Avenue, Suite 123
                                Fresno, CA 93710
             (Address of principal executive offices and zip code)

                                 (559) 221-2140
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

On June 12, 2001, W.R. Carpenter North America, Inc. (the "Company") announced that its subsidiary, UpRight, Inc. ("UpRight"), intends to reorganize under chapter 11 of the U.S. Bankruptcy Code, and has filed a voluntary chapter 11 petition with the U.S. Bankruptcy Court for the Eastern District of California, Fresno Division. Attached as Exhibit 99.c and incorporated herein by this reference is a copy of the Company's press release dated June 12, 2001 entitled "W.R. Carpenter's Wholly-Owned Subsidiary UpRight, Inc. Announces Intent to Reorganize Under Chapter 11 of the U.S. Bankruptcy Code." The filing by UpRight constitutes a default under the terms of the Indenture dated as of June 10, 1997, as amended (the "Indenture"), covering the Company's 10-5/8% Senior Subordinated Notes Due 2007 (the "Senior Subordinated Notes"). The Company has advised U.S Trust Company, National Association, trustee under the Indenture, of the filing by UpRight.

The Company also disclosed today that it intends to make its next interest payment to the holders of its Senior Subordinated Notes, although the actual payment will be delayed beyond June 15, the regularly scheduled payment date.
The Company intends to make payment on the regularly scheduled June interest prior to July 15, 2001, within the 30 day grace period permitted by the Indenture.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

99.c  Press Release of W.R. Carpenter North America, Inc. dated June 12, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 13, 2001

W.R. CARPENTER NORTH AMERICA, INC.

By /s/    Graham D. Croot, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.           Title

99.c                  W.R. Carpenter North America, Inc. press release dated
                      June 12, 2001 entitled
                      "W.R. Carpenter's Wholly-Owned Subsidiary UpRight, Inc. Announces Intent to Reorganize Under Chapter 11 of the U.S. Bankruptcy Code "

                                  EXHIBIT 99.C


News Release

June 12, 2001

Source:  W. R. Carpenter North America, Inc.

Contact: Andrew Paul, UpRight, Inc. (559) 891-4341

Contact: Graham D. Croot, W.R. Carpenter North America, Inc. (559) 221-2143

SELMA, CA JUNE 12, 2001 - W.R. Carpenter North America, Inc. ("W.R. Carpenter") today announced that its wholly owned subsidiary, UpRight, Inc. ("UpRight"), a manufacturer of aerial work platforms and telescopic handlers, intends to reorganize under chapter 11 of the U.S. Bankruptcy Code, and has filed a voluntary chapter 11 petition with the U.S. Bankruptcy Court for the Eastern District of California, Fresno Division.

Currently,  UpRight  has  decided  to  temporarily  suspend  production  of  new equipment in its U.S. manufacturing facilities located in Madera, CA and Selma, CA, resulting in the unfortunate loss of jobs. During the reorganization, UpRight will continue to ship finished goods, and focus on servicing its customer base by providing parts, training and technical support. UpRight's international affiliates, including entities in Ireland, The Netherlands, Singapore and Japan, are not part of the filing.

The combination of the sharp decline in recent customer orders, an overall slowdown in customer payments and the burden of the company's debt obligations all contributed to the need for the filing - factors which along with a general economic downturn, have been widespread within UpRight's industry. Upright's filing also follows a demand for full repayment under a $20 million revolving line of credit from Union Bank of California, N.A., UpRight's principal lending institution. The company had been in discussions with Union Bank regarding an extension of its revolving line of credit.

 "We regret our need to file for chapter 11 protection, but are taking this opportunity to re-evaluate our manufacturing strategies and restructure the business," said Ian Menzies, president of UpRight. "The management team is positive and confident about the prospects for leading this company out of bankruptcy and working diligently to restore our prominent position in the aerial work platform business as well as our valued relationships with our customers, dealers and vendors."

UpRight conducted a thorough and careful review of all of its available options and concluded that reorganization under chapter 11 is the best way to protect operating liquidity, stabilize the company and maintain sufficient flexibility to restructure its debt and focus on laying a foundation for improved operations.
                                     " " "
UpRight,   Inc.  is  a  manufacturer  of  aerial  work   platforms,   which  are
distributed through a network of domestic and international dealers and industrial equipment rental companies. With over 50 years experience, UpRight produces aerial work platforms that provide superior access to overhead construction and maintenance tasks at new buildings, auditoriums, stadiums and arenas, schools, churches, hospitals, airports, airplanes, warehouses, retail shopping malls. The company manufactures and sells self-propelled devices, such  as  scissor  lifts,  articulated  arm  lifts  and  mast  lifts.  UpRight's products also include portable personnel lifts, telescopic handlers, trailer-mounted boom lifts and aluminum scaffolding.

UpRight, Inc. is a wholly owned subsidiary of W.R. Carpenter North America, Inc., which is headquartered in Fresno, California.

W.R. Carpenter North America, Inc. ("W.R. Carpenter") notes that the forward-looking statements in this announcement involve risks and uncertainties, including the ability of UpRight to protect operating liquidity and restructure its debt, and other risks as detailed from time to time in the W.R. Carpenter's SEC reports. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning possible or future results of operations on W.R. Carpenter. Forward-looking statements are not guarantees of future performance. Such forward-looking statements involve certain risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward-looking statements.